UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 25, 2010
United Western Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Colorado

(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716

(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202

(Address of Principal Executive Offices)	(Zip Code)
(303) 595-9898

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.
ITEM 8.01 OTHER EVENTS
SIGNATURES

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.
     The disclosure set forth below in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.04 by reference.
ITEM 8.01 OTHER EVENTS
     As previously reported by United Western Bancorp, Inc. (the “Company”) on Form 8-K filed with the Securities and Exchange Commission on July 13, 2010, the Company and Equi-Mor Holdings, Inc., a direct subsidiary of the Company, entered into the Fourth Forbearance and Amendment Agreement (the “Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”) on July 9, 2010.
     The terms of the Agreement provide, among other things, that JPMorgan agrees to forbear from exercising its rights and remedies under the Credit Agreement dated June 29, 2007, as amended (the “Credit Agreement”); the $25 million line of credit note dated September 30, 2009, as amended (the “Note”) (the Note has a current principal balance of $16.250 million); the Amendment and Forbearance Agreement dated December 14, 2009; the Amendment to Credit Agreement, Note Modification and Forbearance Agreement dated January 15, 2010; the Forbearance Agreement dated April 21, 2010; and the other related loan documents described in the Agreement (collectively the “Loan Documents”) on account of the Disclosed Defaults (as defined in the Agreement) until the earlier of: (i) the end of business on September 30, 2010; or (ii) the occurrence of a default, other than the Disclosed Defaults, under any of the Loan Documents, the Agreement or any other agreement required to be entered into by the Agreement (the “Forbearance Period”).
     During the Forbearance Period, the Company agreed to pay JPMorgan monthly principal payments in the amount of $500,000.00 for the months of June, July, August and September, 2010 (the “Forbearance Principal Payments”); such Forbearance Principal Payments are due on the last day of each month, except the June Forbearance Principal Payment shall be paid immediately upon the receipt by the Company of the written non-objection from the Office of Thrift Supervision (the “OTS”) on making such payment (since the Company was issued an Order to Cease and Desist (“C&D”) by the OTS on June 25, 2010, and such C&D restricts the Company from making any payments on any of its existing indebtedness without first obtaining the written non-objection from the OTS), and the September principal payment shall be due on September 15, 2010. In addition, the Company agreed to pay JPMorgan monthly interest payments for the months of June, July, August and September, 2010 (the “Forbearance Interest Payments”); such Forbearance Interest Payments are due on the last day of the month (except for the June Forbearance Interest Payment which shall be paid immediately upon receipt by the Company of the written non-objection from the OTS on making such payment).
     Subsequent to the Company and JPMorgan entering into the Agreement, the Company, in accordance with the terms of the Agreement, requested the OTS’s non-objection to the Company making the Forbearance Principal Payments and the Forbearance Interest Payments. On August 25, 2010, the OTS informed the Company that it would not approve the Company making the Forbearance Principal Payments and the Forbearance Interest Payments pursuant to the Agreement.
     The Company and JPMorgan are currently in negotiations regarding a possible amendment to the terms of the Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED WESTERN BANCORP, INC.
Dated: August 31, 2010	By:	/s/ Michael J. McCloskey
		Name:	Michael J. McCloskey
		Title:	Chief Operating Officer